Exhibit 99.2

Quarterly

Operating

Supplement

December 31, 2004

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

QUARTERLY OPERATING SUPPLEMENT

Fourth Quarter 2004

Table of Contents

Highlights

Review of Operations

Condensed Consolidated Statements of Operations and Comprehensive Income

Condensed Consolidated Balance Sheets

Operating Expense Analysis

Effect of Insured Bond Refundings

Annual Financial and Statistical Data

Financial Security Assurance Inc.

Investment Portfolio

Statutory Analytics

Municipal New-Issue Market Data

Gross Par Value and Present Value Originated

Insured Portfolio Profile

50 Largest Municipal Exposures

25 Largest Asset-Backed Exposures

Asset-Backed Debt Service and Premiums

Municipal Debt Service and Premiums

Asset-Backed Net Debt Service and Net Premiums Amortizations and Ending Balances

Municipal Net Debt Service and Net Premiums Amortizations and Ending Balances

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide. FSA’s financial strength is rated Triple-A by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I). The Company is a member of the Dexia group, a leading European banking group with four core business lines: financial services to the local public sector, retail financial services, investment management services, and treasury and financial markets.

Financial Security Assurance Holdings Ltd.

Highlights

Financial Key Lines	4th Qtr. 2004	Full Year 2004	Full Year 2003

Net Income (Millions)	$104.7	$363.8	$290.6
Stockholders’ Equity (Millions)	2,550.0	2,550.0	2,168.4
Return on Average Equity	16.9%	15.6%	14.5%
GAAP: (1)
Loss Ratio(2)	9.0	5.0	9.5
Expense Ratio(2)	34.3	30.2	31.8
Combined Ratio(2)	43.3	35.2	41.3
Effective Tax Rates:
Net Investment Income	12.2	10.3	9.4
Underwriting and Other Income	14.2	29.0	34.2
Total Income	13.3	21.8	24.1

Reconciliation of Net Income to Operating Earnings(3) (dollars in millions)	4th Qtr. 2004	Full Year 2004	Full Year 2003

Net Income	$104.7	$363.8	$290.6
Less Fair-Value Adjustments for Insured CDS, net of taxes(4)	11.0	37.7	23.4
Operating Earnings	$93.7	$326.1	$267.2

Reconciliation of Book Value to Adjusted Book Value(3) (dollars in millions)	December 31, 2004	December 31, 2003

Shareholders’ Equity (Book Value)(5)	$2,550.0	$2,168.4
After-Tax Value of:
Net Deferred Premium Revenue less DAC and goodwill	668.3	572.8
Present Value of Future Net Installment Premiums and Present Value of Future Net Interest Margin(6)	497.3	424.1
Less Fair-Value Adjustments for Insured CDS	31.4	(6.5)
Adjusted Book Value(7)	$3,684.2	$3,171.8

(1)   Accounting principles generally accepted in the United States of America (GAAP).

(2)   Relates solely to FSA.

(3)   Operating earnings and adjusted book value are not promulgated in accordance with GAAP and are not substitutes for net income or book value. See “Review of Operations” for additional discussions.

(4)   This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps (CDS) that have investment-grade underlying credit quality. They are excluded from operating earnings because they are expected to sum to zero over the lives of the relevant transactions.

(5)   Includes the effect of after-tax unrealized gains in the investment portfolio, which was $177.8 million at December 31, 2004 and $147.4 million at December 31, 2003.

(6)   The discount rate varies according to the year of origination. For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate was 5.62% in 2004 and 5.91% in 2003.

(7)   The Company began to exclude fair-value adjustments for insured CDS from ABV in the third quarter of 2004. The December 31, 2003 amount is restated accordingly.

FSA HOLDINGS 2004 RESULTS

NET INCOME

$105 Million in Q4 04 (+16% vs. Q4 03)

$364 Million in 12M 04 (+25% vs. 12M 03)

ORIGINATIONS (PRESENT VALUE)

$217 Million in Q4 04 (+7% vs. Q4 03)

$927 Million in 12M 04 (+4% vs. 12M 03)

New York, New York, February 9, 2005 — Financial Security Assurance Holdings Ltd. (the Company), a member of the Dexia group and the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced 2004 net income of $363.8 million, 25.2% higher than in the prior year.

NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS

(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net Income	$104.7	$90.6	$363.8	$290.6
Less fair-value adjustments for insured credit default swaps, net of taxes [1]	11.0	17.5	37.7	23.4
Operating Earnings [1]	$93.7	$73.1	$326.1	$267.2

[1]   For definitions, see below, “Analysis of Financial Results — Operating Earnings.”Also see “Non-GAAP Terms,” below, for a discussion of measures not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP.)

The Company increased operating earnings 28.2% for the fourth quarter and 22.0% for the year, compared with results in the same periods of 2003. See “Analysis of Financial Results,” below, for further discussion of earnings results.

Shareholders’ equity (book value) was $2.5 billion and non-GAAP adjusted book value (ABV) was $3.7 billion at December 31, 2004. Over the past 12 months, ABV grew 16.8% excluding realized and unrealized capital gains and losses in the investment portfolio and 16.9% including such gains and losses.      The Company’s management considers ABV to be a reasonable proxy for the intrinsic value of the Company, exclusive of franchise value, because it captures deferred income from business already generated. In the third quarter of 2004, the Company amended its definition of ABV to exclude fair-value adjustments for insured credit default swaps (CDS). See “Non-GAAP Terms,” below, for further discussion of ABV and a reconciliation to the GAAP measure shareholders’ equity.

Present value (PV) originations reached $927.2 million in 2004, 3.6% higher than in 2003. Fourth-quarter PV originations were $217.3 million, 7.3% higher than in that period of 2003.

Robert P. Cochran, chairman and chief executive officer of the Company and FSA, said: “Despite tight spreads in some sectors and a highly competitive environment for financial guaranty products, FSA continued to grow originations and achieved substantial earnings and ABV growth in 2004.

“While the biggest component of new production continued to be the U.S. municipal business, we produced solid results in the U.S. asset-backed and European businesses. In aggregate, new originations were of high credit quality and well priced to produce solid future returns on equity.”

BUSINESS PRODUCTION

TOTAL NEW ORIGINATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Gross par insured (dollars in billions)	$21.1	$16.6	$107.8	$80.8
PV originations (dollars in millions) [1]	217.3	202.6	927.2	894.6

[1]   The sum of (a) the present value of gross premiums originated (PV premiums originated), defined as upfront premiums plus estimated future installment premiums, measured as of the policy effectiveness date and discounted to their present value, and
(b) the present value of estimated future net interest margin originated (PVNIM originated) in the financial products segment. The discount rate, calculated based on the trailing three-year average pre-tax yield on the investment portfolio, was 5.62% in 2004 and 5.91% in 2003 for all originations. PV premiums originated, PVNIM originated and PV originations are non-GAAP measures that the Company employs as indicators of a given period’s origination activity because a substantial portion of the Company’s premium and net interest margin revenue is collected in installments. For further discussion see “Non-GAAP Terms” below. For a reconciliation of PV premiums originated to gross premiums written, see below, “Analysis of Financial Results — Premiums.”

Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the previous year.

U.S. MUNICIPAL NEW ORIGINATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Gross par insured (dollars in billions)	$12.4	$10.7	$49.0	$54.9
PV premiums originated (dollars in millions)	110.6	114.5	433.5	483.1

For the year, new-issue volume in the U.S. municipal bond market reached $360.5 billion, a 6.1% decline. Insurance penetration was approximately 54%, compared with 50% in 2003. In this environment, FSA insured approximately 24% of the par amount of insured new issues sold during 2004.

Including both primary and secondary U.S. municipal obligations with closing dates in the fourth quarter, the par amount insured by FSA increased 15.5%, but PV premium originations decreased 3.4% because the growth in par insured came primarily in the general obligation (G.O.) sector, where premium rates tend to be comparatively low. For the year, FSA’s U.S. municipal par originated declined 10.7%, and PV premium originations declined 10.3%. FSA increased its PV premium production in the health care revenue and general obligation sectors during the year, but those increases were offset by declines in non-G.O. tax-supported and various revenue-backed sectors.

U.S. ASSET-BACKED NEW ORIGINATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Gross par insured (dollars in billions)	$7.0	$3.8	$48.6	$15.6
PV premiums originated (dollars in millions)	48.8	39.4	234.2	177.6

U.S. asset-backed originations were well diversified in the fourth quarter and rose 84.1% in par volume. The associated PV premiums originated, which increased 23.9%, did not grow as much as par insured because most of the growth in par volume came from pooled corporate and residential mortgage transactions of Triple-A underlying credit quality. Such high-quality transactions tend to have relatively low premium rates but tend to achieve good returns on equity.  Triple-A business was also the main driver of U.S. asset-backed growth for the year, in which FSA more than tripled par insured and originated 31.9% more PV premiums.

INTERNATIONAL NEW ORIGINATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Gross par insured (dollars in billions)	$1.7	$2.1	$10.2	$10.3
PV premiums originated (dollars in millions)	36.8	36.0	185.8	189.8

FSA’s fourth-quarter international par insured decreased 17.1%, but PV premium production increased 2.2% because of growth in the public infrastructure business. Full-year international par insured approximated that of the prior year, and international PV premium originations decreased 2.1%. FSA had expected to insure a greater number of infrastructure transactions during the year, but some significant transactions were postponed. This will increase the transaction pipeline for 2005.

FINANCIAL PRODUCTS NEW ORIGINATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Gross PVNIM originated (dollars in millions)	$21.1	$12.7	$73.7	$44.1

PVNIM originated in the financial products segment rose 66.1% for the fourth quarter and 67.1% for the year. The fourth-quarter growth reflects increased activity in both municipal and structured guaranteed investment contracts (GICs). As previously disclosed, GIC activity in the first half of 2003 was constrained until the Company received an exemption from the Investment Company Act of 1940 in April of that year.

ANALYSIS OF FINANCIAL RESULTS

NET INCOME. Fourth-quarter net income rose 15.6% to $104.7 million from $90.6 million in the fourth quarter of 2003. The following table provides the after-tax amounts of certain income and expense items that management believes are useful in analyzing net income:

NOTEWORTHY ITEMS INCLUDED IN NET INCOME

(All items shown net of taxes. Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Premiums from refundings, calls or other accelerations [1]	$6.0	$4.4	$23.7	$15.6
Realized gains (losses), net	0.6	0.8	(0.1)	3.8
Equity-based compensation [2]	(9.9)	(10.2)	(32.9)	(28.3)
Equity in earnings and impairment of goodwill of SPS [3]	0.1	(3.3)	(7.1)	(12.6)
Equity in earnings of XLFA [4]		4.7	3.2	16.3
Deferred tax benefit [5]	16.5		16.5
Accrued tax liability for dividend repatriation [6]	(5.3)		(5.3)
Fair-value adjustments for insured CDS [7]	11.0	17.5	37.7	23.4

[1]   Net of deferred acquisition cost amortization.

[2]   The Company has always included in net income the currently vested future-value payout cost of its performance share unit program, which is the Company’s only equity-based compensation program.

[3]   SPS Holding Corp. (SPS) is a mortgage servicing holding company in which the Company owns a minority interest. At December 31, 2004, the Company’s interest in SPS had a book value of $49.6 million. In the third quarter of 2004, the Company recorded in equity in earnings an impairment of $7.6 million of unamortized goodwill related to SPS because of challenges encountered by SPS in acquiring new business, despite a servicer rating of “average.” SPS was named Fairbanks Capital Holding Corp. until June 30, 2004.

[4]   XL Financial Assurance Ltd (XLFA) is a financial guaranty insurance company in which the Company owns a minority interest. XLFA reinsures business originated by FSA and other financial guarantors. The Company recently refined the method for estimating the carrying amount of this investment. As a result, the Company charged equity in earnings $11.7 million before taxes in the third quarter. At December 31, 2004, the Company’s interest in XLFA had a book value of $54.3 million.

[5]   In connection with the Dexia group’s acquisition of the Company in July 2000, the Company became the successor, for tax purposes, to White Mountains Holdings, Inc. (WMH). WMH had previously sold an insurance subsidiary to a third party that was indemnified by White Mountains Insurance Group for certain future adverse loss development up to $50.0 million. In 2004, the Company made an indemnity payment of $47.0 million to the third party with funds provided for such purpose by White Mountains Insurance Group. While the Company had no legal liability in connection with the indemnity payment, the payment should be treated for tax purposes as a $47.0 million loss deduction to the Company, as successor to WMH. The Company therefore recorded a deferred tax asset with a corresponding deferred tax benefit of $16.5 million.

[6]   The Company believes it qualifies for an effective tax rate of 5.25% on dividends that it could repatriate from Financial Security Assurance International Ltd. (FSA International), a Bermuda-based subsidiary, under the recently enacted American Jobs Creation Act of 2004. It has therefore accrued a tax liability of $5.3 million at December 31, 2004, which represents the tax effect on FSA International’s tax dividend distribution capability at that date.

[7]   This item is excluded from operating earnings.

OPERATING EARNINGS. The Company defines operating earnings (a non-GAAP measure) as net income before the effects of fair-value adjustments for FSA-insured CDS that have investment-grade underlying credit quality and must be marked to fair value under Statement of Financial Accounting Standards No. 133 (SFAS No. 133). CDS contracts are generally non-cancelable prior to maturity, and the Company therefore views insured CDS risks as comparable to other insured risks.  Because the SFAS No. 133 adjustments for each guaranteed CDS are expected to sum to zero over the life of the transaction, the Company considers operating earnings a key measure of normal operating results.

Fourth-quarter operating earnings of $93.7 million were lower than net income because they exclude positive fair-value adjustments totaling $16.6 million ($11.0 million after taxes). The fair-value adjustments primarily reflect tightening of market credit spreads. The comparable fair-value adjustments in the fourth quarter of 2003 were gains totaling $26.2 million ($17.5 million after taxes).

Full-year operating earnings of $326.1 million were lower than net income because they exclude positive fair-value adjustments totaling $56.1 million ($37.7 million after taxes). The comparable fair-value adjustments in 2003 were gains totaling $34.8 million ($23.4 million after taxes).

PREMIUMS. The following table reconciles gross premiums written to PV premiums originated. The GAAP measure “gross premiums written” captures premiums collected in the current period, whether collected for business originated in the period or in installments for business originated in prior periods. In contrast, the non-GAAP measure “PV premiums originated” represents the present value of total expected revenue on business produced in the current period.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV PREMIUMS ORIGINATED

(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Gross premiums written	$208.2	$209.3	$832.0	$895.8
Gross installment premiums received	(79.0)	(92.6)	(332.4)	(345.2)
Gross upfront premiums originated	129.2	116.7	499.6	550.6
PV estimated installment premiums originated	67.0	73.2	353.9	299.9
PV premiums originated	196.2	189.9	853.5	850.5

The following table summarizes earned and written premiums, net of reinsurance.

NET EARNED AND WRITTEN PREMIUMS

(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net premiums written	$155.9	$151.3	$587.8	$614.3
Net premiums earned	100.5	92.7	395.0	356.4
Net premiums earned excluding effect of refundings and prepayments	88.4	83.8	350.6	324.9

For the fourth quarter, gross premiums written decreased 0.5% to $208.2 million, and net premiums written increased 3.0% to $155.9 million. Fourth-quarter net premiums written include $13.4 million of previously ceded business, which FSA had the right to reassume because the reinsurer had been downgraded. For the year, gross premiums written decreased 7.1% to $832.0 million, and net premiums written decreased 4.3% to $587.8 million.

For the fourth quarter, net premiums earned totaled $100.5 million, an 8.5% increase. This includes $12.1 million of net premiums earned from refundings and prepayments, which were $8.9 million in the fourth quarter of 2003. Excluding premiums from refundings and prepayments, fourth-quarter net premiums earned increased 5.5%.

For the year, net premiums earned totaled $395.0 million, a 10.8% increase. This includes $44.4 million of net premiums earned from refundings and prepayments, compared with $31.5 million in 2003. Excluding premiums from refundings and prepayments, full-year net premiums earned increased 7.9%.

NET INTEREST MARGIN. Fourth-quarter net interest margin for the financial products segment was $6.3 million in 2004, compared with $2.3 million a year ago. Full-year net interest margin increased to $22.8 million in 2004 from $5.1 million in 2003. The increases in net interest margin are primarily due to a larger book of GIC business in 2004. Prior-year balances have been reclassified to conform to the 2004 presentation.

INVESTMENT PORTFOLIO. Fourth-quarter net investment income was $51.0 million, an increase of 25.8%. The increase primarily reflects higher invested balances in the investment portfolio, which includes assets acquired in a refinancing transaction in the third quarter of 2004. Fourth-quarter net realized gains were $0.8 million, compared with $1.1 million a year ago. The Company’s effective tax rate on investment income (excluding the effects of realized gains and losses and variable interest entities) for the fourth quarter was 12.2%, versus 9.1% for the previous year’s fourth quarter.

Full-year net investment income was $177.3 million, compared with $154.0 million a year ago. Full-year net realized losses were $0.5 million in 2004, compared with net realized gains of $5.1 million in 2003.

EXPENSES AND RESERVES. For the fourth quarter, policy acquisition and other operating expenses increased to $39.2 million, $2.0 million higher than in the previous year’s fourth quarter. The Company also recorded losses and loss adjustment expenses incurred of $9.5 million ($7.3 million after taxes) compared with $7.0 million in the fourth quarter of 2003. Adjustments to reserves represent management’s estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations.

During the fourth quarter, a net amount of $9.8 million was transferred from the general reserve to case reserves, primarily reflecting adjustments to existing case reserves for certain residential mortgage and CDO transactions.             Transfers between general and case reserves represent a reallocation of existing loss reserves and have no impact on earnings. At December 31, 2004, aggregate case and general reserves, net of reinsurance recoverables, totaled $144.5 million, compared with $174.2 million at December 31, 2003. As previously disclosed, the primary reason for the net reduction in reserves was that FSA exercised its right to have a large CDO transaction redeemed in full during the second quarter of 2004.

NON-GAAP TERMS

Management considers the measures identified in this release as non-GAAP measures to be important in analyzing the financial results of the Company. However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for such GAAP measures as shareholders’ equity, net income, revenues, expenses and gross premiums written.

Non-GAAP measures used in this release include ABV, operating earnings, PV premiums originated, PVNIM originated and PV originations. Operating earnings is reconciled above to net income, and PV premiums originated is reconciled above to gross premiums written. PVNIM originated is the present value of estimated future net interest margin generated by new business in the financial products segment during a given period. PV originations is the sum of PV premiums originated and PVNIM originated, and the Company employs it to describe the value of all the Company’s originations in a given period.

ABV is reconciled to book value in the table below. ABV consists of book value plus the estimated present value of future income from business the Company has already originated, less fair-value adjustments for insured CDS. The estimated present value of future income is substantial because premiums are earned over the life of each insured transaction. The Company uses ABV and operating earnings to calculate a portion of compensation paid to its employees.

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO NON-GAAP ADJUSTED BOOK VALUE

(Dollars in millions)

	December 31,	December 31,
	2004	2003

Shareholders’ Equity (Book Value) [1]	$2,550.0	$2,168.4
After-tax value of:
Net deferred premium revenue less deferred acquisition cost and goodwill	668.3	572.8
Present value of future net installment premiums and present value of future net interest margin [2]	497.3	424.1
Less fair-value adjustments for insured CDS	31.4	(6.5)
Adjusted Book Value [3]	$3,684.2	$3,171.8

[1]   Includes the effect of after-tax unrealized gains in the investment portfolio, which was $177.8 million at December 31, 2004 and $147.4 million at December 31, 2003.

[2]   The discount rate varies according to the year of origination. For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate was 5.62% in 2004 and 5.91% in 2003.

[3]   The Company began to exclude fair-value adjustments for insured CDS from ABV in the third quarter of 2004. ABV for December 31, 2003 is restated accordingly.

This release also contains certain other non-GAAP measures that are based on statutory accounting principles applicable to insurance companies. Management uses such measures because the measures are required by regulators or used by rating agencies to assess the capital adequacy of the Company. The following table presents statutory-basis information for FSA.

CLAIMS-PAYING RESOURCES (STATUTORY BASIS)

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

(Dollars in thousands)

	December 31,	December 31,
	2004	2003

Contingency Reserve	$1,099,462	$936,761
Capital and Surplus	1,181,421	1,167,496
Qualified Statutory Capital	2,280,883	2,104,257
Net Unearned Premium Reserve	1,649,230	1,356,385
Loss and Loss Adjustment Expenses	48,142	64,936
Policyholder Capital and Reserves	3,978,255	3,525,578
Net Present Value of Installment Premiums	727,340	607,092
Third-Party Capital Support	525,000	525,000
Total Claims-Paying Resources [1]	$5,230,595	$4,657,670

Net Insurance in Force (principal & interest)	$454,359,331	$409,476,253
Capital Ratio [2]	199:1	195:1
Claims-Paying Ratio [3]	87:1	88:1

[1]   This term is used to describe the current resources available to an insurance company to satisfy policyholder claims.

[2]   Capital ratio is net insurance in force divided by qualified statutory capital.

[3]   Claims-paying ratio is net insurance in force divided by claims-paying resources.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today. The Operating Supplement contains additional information about results for the period covered in this release. FSA will no longer post on its website detailed information about its insured securitization program with AmeriCredit Corp. Due to positive developments at AmeriCredit, improved collateral performance and the reduction of FSA’s exposure to AmeriCredit securitizations, there is no longer a reason to provide more disclosure about this program than about other FSA-insured obligations.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (1) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (2) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and (3) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•	changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically
•	competitive forces, including the conduct of other financial guaranty insurers in general
•	changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients

•	changes in accounting principles or practices that may result in a decline in securitization transactions
•	an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio
•	inadequacy of reserves established by the Company for losses and loss adjustment expenses
•	temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures
•	downgrade or default of one or more of FSA’s reinsurers
•	the amount and nature of business opportunities that may be presented to the Company
•	market conditions, including the credit quality and market pricing of securities issued
•	capacity limitations that may impair investor appetite for FSA-insured obligations
•	market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements
•	prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA
•	changes in the value or performance of strategic investments made by the Company
•	other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group, a leading European banking group. For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Net premiums written	$155,863	$151,269	$587,769	$614,284

Net premiums earned	100,501	92,665	395,015	356,373
Net investment income	50,973	40,521	177,289	154,048
Net realized gains (losses)	789	1,082	(473)	5,126
Net interest income from financial products and variable interest entities	58,451	38,171	160,571	75,118
Financial products net realized gains (losses)		146	2,217	(950)
Net realized and unrealized gains on derivative instruments	14,195	29,043	54,576	39,442
Other income	1,191	1,262	7,272	3,179
TOTAL REVENUES	226,100	202,890	796,467	632,336

Expenses:
Losses and loss adjustment expenses	9,497	6,953	20,599	34,486
Interest expense	6,748	7,105	26,993	33,026
Policy acquisition costs	17,593	15,106	62,201	58,391
Net interest expense from financial products and variable interest entities	49,729	29,748	138,038	59,037
Other operating expenses	21,611	22,129	72,645	66,940
TOTAL EXPENSES	105,178	81,041	320,476	251,880

Minority interest	(193)	(1,867)	(7,210)	(9,612)
Equity in earnings of unconsolidated affiliates	76	2,017	(3,339)	5,529

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	120,805	121,999	465,442	376,373
Provision for income taxes	(16,107)	(31,408)	(101,658)	(90,587)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	104,698	90,591	363,784	285,786

Cumulative effect of accounting change, net of income taxes of $2,598				4,800
NET INCOME	104,698	90,591	363,784	290,586

Other comprehensive income, net of tax:
Unrealized gains arising during the period	20,003	2,328	31,380	16,508
Less: reclassification adjustment for gains (losses) included in net income	(91)	1,051	1,017	3,758
Other comprehensive income	20,094	1,277	30,363	12,750

COMPREHENSIVE INCOME	$124,792	$91,868	$394,147	$303,336

See Notes to Consolidated Financial Statements to be filed on Form 10-K.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	December 31,	December 31,
	2004	2003
ASSETS
Bonds at fair value (amortized cost of $3,814,479 and $3,275,310)	$4,071,799	$3,508,649
Equity securities at fair value	69,959
Short-term investments	350,476	224,429
Variable interest entities’ bonds at fair value (amortized cost of $1,346,109 and $1,423,657)	1,346,355	1,422,538
Variable interest entities’ short-term investment portfolio	1,194	11,102
Financial products bond portfolio at fair value (amortized cost of $7,507,720 and $4,033,979)	7,518,322	4,031,263
Financial products bond portfolio pledged as collateral at fair value (amortized cost of $5,908 and $70,358)	5,913	66,423
Financial products short-term investment portfolio	680,540	228,812
Total investment portfolio	14,044,558	9,493,216
Cash	12,697	19,460
Securitized loans	365,381	440,611
Deferred acquisition costs	308,015	273,646
Prepaid reinsurance premiums	759,191	695,398
Investment in unconsolidated affiliates	49,645	110,863
Reinsurance recoverable on unpaid losses	35,419	59,235
Other assets	1,501,913	1,318,750

TOTAL ASSETS	$17,076,819	$12,411,719

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Deferred premium revenue	$2,095,423	$1,861,960
Losses and loss adjustment expenses	179,941	233,408
Guaranteed investment contracts and variable interest entities’ debt	10,734,357	6,809,771
Deferred federal income taxes	216,619	152,646
Notes payable	430,000	430,000
Accrued expenses and other liabilities	870,522	754,958

TOTAL LIABILITIES AND MINORITY INTEREST	14,526,862	10,242,743
COMMITMENTS AND CONTINGENCIES
Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	$335	$335
Additional paid-in capital - common	900,214	900,224
Accumulated other comprehensive income (net of deferred income taxes of $91,926 and $76,041)	177,796	147,433
Accumulated earnings	1,471,612	1,120,444
Deferred equity compensation	23,528	23,445
Less treasury stock at cost (297,276 and 297,658 shares held)	(23,528)	(23,445)

TOTAL SHAREHOLDERS’ EQUITY	2,549,957	2,168,436

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY	$17,076,819	$12,411,179

See Notes to Consolidated Financial Statements to be filed on Form 10-K.

Financial Security Assurance Holdings Ltd.

Operating Expense Analysis

(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Amortization of previously deferred underwriting expenses and reinsurance commissions	$14,798	$13,821	$15,989	$17,594	$62,202

Gross underwriting and operating expenses	52,798	54,299	60,404	59,665	227,166
Underwriting expenses deferred	(38,098)	(36,786)	(47,382)	(40,143)	(162,409)
Financial products other operating expenses	1,774	1,637	2,389	2,088	7,888
Reinsurance commissions received, net	(19,245)	(18,309)	(13,391)	(14,893)	(65,838)
Reinsurance commissions deferred, net	19,245	18,309	13,391	14,893	65,838
Other operating expenses	16,474	19,150	15,411	21,610	72,645

Total expenses	$31,272	$32,971	$31,400	$39,204	$134,847

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Amortization of previously deferred underwriting expenses and reinsurance commissions	$13,399	$13,537	$16,349	$15,107	$58,392

Gross underwriting and operating expenses	45,014	53,908	45,419	64,784	209,125
Underwriting expenses deferred	(31,849)	(39,561)	(34,816)	(45,978)	(152,204)
Financial products other operating expenses	2,435	2,992	1,269	3,323	10,019
Reinsurance commissions received, net	(9,083)	(27,920)	(20,996)	(15,945)	(73,944)
Reinsurance commissions deferred, net	9,083	27,920	20,996	15,945	73,944
Other operating expenses	15,600	17,339	11,872	22,129	66,940

Total expenses	$28,999	$30,876	$28,221	$37,236	$125,332

Financial Security Assurance Holdings Ltd.

Effect of Insured Bond Refundings

(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$7,745	$14,539	$9,998	$12,122	$44,404
Less:
Deferred Acquisition Costs Recognized	1,458	1,521	1,988	2,902	7,869
Net Effect Before Taxes	6,287	13,018	8,010	9,220	36,535
Tax Provision	2,200	4,556	2,804	3,227	12,787
Net Income Effect	4,087	8,462	5,206	5,993	23,748

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$4,397	$7,493	$10,729	$8,905	$31,524
Less:
Deferred Acquisition Costs Recognized	1,220	1,376	2,789	2,099	7,484
Net Effect Before Taxes	3,177	6,117	7,940	6,806	24,040
Tax Provision	1,112	2,141	2,779	2,382	8,414
Net Income Effect	2,065	3,976	5,161	4,424	15,626

Financial Security Assurance Holdings Ltd.

Annual Financial and Statistical Data

(dollars in thousands, except per share data)

	Years Ended December 31,
	2003	2002	2001	2000		1999

Income Statement
Gross premiums written	$895,826	$803,701	$485,570	$372,325		$362,671
Net premiums written	614,284	532,747	319,638	218,138		230,435
Net premiums earned	356,373	314,880	230,999	192,149		174,959
Net investment income	154,048	139,120	128,921	121,144		94,723
Losses and loss adjustment expenses	34,486	65,613	12,497	9,403		8,829
Income before income taxes and cumulative effect of accounting change	376,373	216,179	269,477	67,401	(2)	163,978

Net income	290,586	181,075	209,496	63,283	(2)	125,405

Selected Financial Statistics
GAAP Basis(1)
Loss ratio (%)	9.5%	20.6%	5.4%	4.9%		5.0%
Expense ratio (%)	31.8	31.6	34.6	54.5		38.3
Combined ratio (%)	41.3	52.2	40.0	59.4		43.3

SAP Basis(1)
Loss ratio (%)	3.7	15.1	4.0	(0.5)		3.0
Expense ratio (%)	21.3	20.9	37.1	59.1		18.9
Combined ratio (%)	25.0	36.0	41.1	58.6		21.9

Balance Sheet
Total investments	$9,493,216	$5,037,395	$3,214,097	$2,234,851		$2,140,022
Prepaid reinsurance premiums	695,398	557,659	420,798	354,117		285,105
Total assets	12,411,179	7,027,483	4,308,854	3,148,694		2,905,644
Deferred premium revenue	1,861,960	1,450,211	1,090,332	936,826		844,146
Notes payable	430,000	430,000	330,000	230,000		230,000
Total liabilities and minority interest	10,242,743	5,159,113	2,672,896	1,682,961		1,652,960
Shareholders’ equity	2,168,436	1,868,370	1,635,958	1,465,733		1,251,984

Selected Financial Statistics(3)
Gross insurance in force	$565,371,437	$512,232,953	$422,296,318	$321,753,871		$271,964,391
Net insurance in force	409,476,253	365,256,111	300,637,067	225,426,403		195,571,240
Qualified statutory capital	2,104,257	1,876,117	1,593,570	1,436,681		1,320,082
Capital ratio	195:1	195:1	189:1	157:1		148:1

(1)   These ratios and statistics relate solely to FSA. The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned. The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)   Includes $105,541 of merger related costs.

(3)   Amounts are statutory data for FSA as a separate company and therefore include amounts relating to FSA-insured GICs issued by the GIC Subsidiaries, FSA Global investments insured by FSA and Canadian Global debt insured by FSA.

Financial Security Assurance Holdings Ltd.

Investment Portfolio

(dollars in thousands)

Investment Portfolio as of December 31, 2004(1)
Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)		Annualized Income(3)

Long-term bonds:
Tax-exempt	$2,857,642	$3,076,529	68.6%	5.00%		$142,853
Taxable	956,837	995,270	23.0	5.41		51,798
Short-term	348,820	348,820	8.4	1.51		4,033
Total(4)	$4,163,299	$4,420,619	100.0%	4.87%		$198,684

Maturity	Amortized Cost	% of Amortized Cost		Quality Distribution of Long-Term Fixed Income Investments

Within 1 Year	$411,090	9.9%		AAA		74.7%
1 to 5 Years	667,968	16.0		AA		18.9
5 to 10 Years	536,512	12.9		A		2.4
10 or more Years	2,254,054	54.1		NIG	(5)	3.4
Mortgage-backed Securities	235,562	5.7		NR	(5)	0.6
Asset-backed Securities	58,112	1.4		AAA		74.7
Total	$4,163,299	100.0%				100.0%

(1) Excludes portfolio related to the financial products and variable interest entities bond portfolios.

(2) Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $82.2 million.

(3) Before taxes if applicable; based on indicated yields.

(4) Excludes stocks of $13.1 million.

(5) NIG and NR categories consist exclusively of investments purchased in a refinancing of an FSA-insured transaction.

Financial Security Assurance Inc.

Statutory Analytics

(dollars in thousands)

Statutory Analytics	4th Qtr. 2004	Full Year 2004	Full Year 2003

Loss Ratio	1.7%	5.0%	3.7%
Expense Ratio(1)	25.8	26.8	21.3
Combined Ratio(1)	27.6	31.8	25.0

	12/31/04	12/31/03
Contingency Reserve	$1,099,462	$936,761
Capital and Surplus	1,181,421	1,167,496
Qualified Statutory Capital	2,280,883	2,104,257
Unearned Premium Reserve	1,649,230	1,356,385
Loss and Loss Adjustment Expenses	48,142	64,936
Policyholder Capital and Reserves	3,978,255	3,525,578
Net Present Value of Installment Premiums	727,340	607,092
Third-Party Capital Support	525,000	525,000
Total Claims-Paying Resources(2)	$5,230,595	$4,657,670
Net Insurance in Force (principal & interest)	$454,359,331	$409,476,253
Capital Ratio(3)	199:1	195:1
Claims-Paying Ratio(4)	87:1	88:1

(1) Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.

(2) This term is used to describe the current resources available to an insurance company to satisfy policyholder claims.

(3) Capital ratio is net insurance in force divided by qualified statutory capital.

(4) Claims-paying ratio is net insurance in force divided by claims-paying resources.

Municipal New-Issue Market Data(1)

(dollars in billions)

	Par Value		Percent	FSA Market Share(2)
	Issued	Insured	Insured	Amount	Percent
4th Qtr. 2004	$90.4	$46.8	51.8%	$11.5	24.6%
3rd	78.7	46.0	58.5	10.9	23.7
2nd	105.1	61.3	58.3	12.9	21.0
1st	86.3	39.9	46.2	11.6	29.1

4th Qtr. 2003	92.4	38.0	41.1	10.1	26.6
3rd	85.5	45.9	53.7	13.3	29.0
2nd	120.2	59.9	49.8	15.7	26.2
1st	85.6	46.7	54.6	13.1	28.1

2004	360.5	194.0	53.8	46.9	24.2
2003	383.7	190.5	49.6	52.2	27.4
2002	358.8	178.9	49.9	47.5	26.6
2001	288.2	134.3	46.6	36.3	27.0
2000	200.7	79.3	39.5	19.5	24.6
1999	227.6	105.6	46.4	24.2	22.9
1998	286.7	145.5	50.8	32.0	22.0
1997	220.7	107.5	48.7	16.2	15.1
1996	185.2	85.7	46.3	11.2	13.1
1995	160.4	68.6	42.8	3.3	4.8
1994	165.1	61.5	37.3	2.7	4.4
1993	292.2	107.9	36.9	7.5	7.0
1992	234.7	80.8	34.4	4.8	5.9
1991	172.4	51.9	30.1	2.8	5.4

(1)   FSA estimates based on industry sources, including The Bond Buyer and Thomson Financial Securities Data. Data is subject to revision as additional information becomes available.

(2)   Share of insured bond market. FSA volume for 1993 through 2004 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement. Excludes secondary-market and non-U.S. transactions.

Financial Security Assurance Inc.

Gross Par Value and Present Value Originated(1)

(dollars in millions)

	4th Quarter		Year-to-Date
	2004	2003	2004	2003
Municipal (U.S. and International)
Gross Par Insured	$13,141	$11,327	$51,702	$57,392
Gross Premiums Written
Up-Front	132.3	112.7	492.3	531.6
Installments(2)	7.4	20.4	29.8	56.2
Total Gross Premiums	139.7	133.1	524.1	587.8

Gross Present Value of Premiums Originated(3)	141.4	139.0	561.0	612.5

Asset-Backed (U.S. and International)
Gross Par Insured	7,978	5,376	56,124	23,375
Gross Premiums Written
Up-Front	3.4	2.1	13.5	19.0
Installments(2)	71.0	75.8	324.4	291.7
Total Gross Premiums	74.4	77.9	337.9	310.7

Gross Present Value of Premiums Originated(3)	54.8	50.9	292.5	238.0
Financial Products
Gross Par Value Insured(4)	2,115	1,422	6,075	3,566

Gross Present Value of Net Interest Margin Originated(5)	21.1	12.7	73.7	44.1

Total Portfolio
Gross Par Insured	23,234	18,035	113,901	84,333
Gross Premiums Written
Up-Front	135.7	114.8	505.8	550.6
Installments	78.4	96.2	354.2	347.9
Total Gross Premiums	214.1	211.0	860.0	898.5

Gross Present Value of Originations	217.3	202.6	927.2	894.6

(1)   Amounts are statutory data for FSA as a separate company and therefore include amounts relating to FSA-insured GICs issued by the GIC Subsidiaries, FSA Global investments insured by FSA and Canadian Global debt insured by FSA.

(2)   Installments are the periodic premium payments received by FSA for business written in current and prior years.

(3)   The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums originated. Gross PV premiums originated for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company’s installment-based policies issued during such period, discounted to present value. The discount rate for business written in 2004 is 5.62% per annum and in 2003 is 5.91% per annum, equal to the average pre-tax yield on the Company’s investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums originated. However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management’s estimate if the insured obligation remains outstanding for a period that is different from that estimated by management. If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced. Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.

(4)   Relates only to FSA-insured GICs issued by the Company’s GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company’s financial statements. For these transactions, the outstanding par amounts are reflected as insurance exposure in FSA’s financial statements but as GIC liabilities in those of the Company. As a result, the total outstanding exposures reported by FSA and the Company differ.

(5)   The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates. The discount rate is the same as that used for premiums (see footnote 3).

Financial Security Assurance Inc.

Insured Portfolio Profile - Par Value

(dollars in millions)

	Insured in 2004				Outstanding as of December 31, 2004
	Gross Amount	%	Net Amount	%	Net Amount	%

Municipal Obligations
Domestic
General obligation bonds	$23,291	45.1%	$17,174	47.0%	$76,081	38.9%
Tax-supported bonds	7,917	15.3	5,714	15.6	36,631	18.7
Municipal utility revenue bonds	6,236	12.1	4,658	12.8	33,544	17.2
Health care revenue bonds	4,203	8.1	2,400	6.6	9,261	4.7
Housing revenue bonds	2,195	4.2	1,576	4.3	7,628	3.9
Transportation revenue bonds	2,959	5.7	2,080	5.7	12,835	6.6
Other municipal bonds	2,182	4.2	1,718	4.7	11,079	5.7
Subtotal	48,983	94.7	35,320	96.7	187,059	95.7
International	2,719	5.3	1,219	3.3	8,450	4.3
Total municipal obligations	$51,702	100.0%	$36,539	100.0%	$195,509	100.0%

Geographic Distribution
California	$5,435	10.5%	$3,875	10.6%	$26,501	13.5%
New York	4,713	9.1	3,156	8.6	17,917	9.2
Texas	2,490	4.8	1,963	5.4	13,297	6.8
Pennsylvania	3,371	6.5	2,615	7.2	12,276	6.3
Florida	1,999	3.9	1,461	4.0	10,881	5.6
Illinois	2,726	5.3	2,085	5.7	9,337	4.8
New Jersey	1,436	2.8	947	2.6	9,053	4.6
Washington	2,021	3.9	1,351	3.7	7,272	3.7
Michigan	1,682	3.2	1,046	2.9	5,896	3.0
Massachusetts	1,236	2.4	669	1.8	4,933	2.5
Wisconsin	1,210	2.3	1,049	2.9	4,713	2.4
Ohio	1,286	2.5	845	2.3	4,412	2.3
Georgia	2,434	4.7	1,681	4.6	4,288	2.2
All Other U.S. Jurisdictions	16,944	32.8	12,577	34.4	56,283	28.8
International	2,719	5.3	1,219	3.3	8,450	4.3
Total municipal obligations	$51,702	100.0%	$36,539	100.0%	$195,509	100.0%

Asset-Backed Obligations
Domestic
Residential mortgages	$28,833	46.4%	$25,357	45.4%	$27,132	20.8%
Consumer receivables	2,850	4.6	2,288	4.1	9,469	7.3
Pooled corporate obligations	13,267	21.3	12,030	21.5	46,855	36.0
Investor-owned utility obligations	—	0.0	—	0.0	174	0.1
Other asset-backed obligations(1)	9,776	15.7	9,364	16.7	14,317	11.0
Subtotal(1)	54,726	88.0	49,039	87.7	97,947	75.2
International	7,473	12.0	6,859	12.3	32,352	24.8
Total asset-backed obligations(1)	$62,199	100.0%	$55,898	100.0%	$130,299	100.0%

Total Portfolio(1)	$113,901		$92,437		$325,808
Distribution of Insured Portfolio by Rating as of December 31, 2004		Rating(2)		Percent of Portfolio
		AAA		25.8%
		AA		27.6
		A		34.6
		BBB		11.3
		Other		0.7
				100.0%

1)	Includes amounts related to FSA-insured GICs issued by the GIC subsidiaries, FSA Global investments insured by FSA and Canadian Global debt insured by FSA.
2)	Based upon internal FSA ratings

Financial Security Assurance Inc.

50 Largest Municipal Exposures

as of December 31, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
California Housing Finance Agency Single-Family Mortgage Revenue Bonds	$1,159.36%
New York City, NY, G.O.		1,073.33
Clark County School District, NV, G.O.		1,007.31
Atlanta, GA, Water and Sewer Revenue		1,002.31
Long Island Power Authority, NY		981.30
Seattle, WA, Light and Power		954.29
Commonwealth of Massachusetts G.O.		905.28
State of Washington G.O.		887.27
State of Hawaii G.O.		826.25
New York State Thruway Authority, Highway and Bridge Trust Fund		825.25
Port Authority of New York and New Jersey, Consolidated Bonds		799.25
State of Illinois G.O.		781.24
Metropolitan Transit Authority, NY		779.24
District of Columbia, G.O.		758.23
New York City, NY, Municipal Water Finance Authority		754.23
New Jersey Turnpike Authority Revenue Bonds		741.23
State of California G.O.		737.23
Houston, TX Airport System		733.23
New York Local Government Assistance Corp		717.22
Commonwealth of Pennsylvania G.O.		715.22
Philadelphia, PA, School District G.O.		698.21
State of Connecticut Special Tax		695.21
Los Angeles USD, CA, G.O.		666.20
South Carolina Public Service Authority, Santee Cooper		660.20
Detroit, MI, Sewage Disposal System Revenue Bonds		651.20
Puerto Rico Electric Power Authority		649.20
Metropolitan Transit Authority, NY Dedicated Tax		646.20
Kentucky State Property and Buildings Commission Revenue Bonds		643.20
Hydro-Quebec - Province of Quebec Guaranteed		635.20
New Jersey Transportation Trust Fund Authority		632.19
Chicago, Illinois G.O.		628.19
Florida Public Education (Gross Receipts)		610.19
San Diego, CA. Unified School District G.O.		604.19
Massachusetts Water Resources Authority, General Revenue		602.19
State of California Department of Water Resources Power Supply		602.19
NYS Dormitory Authority - Mental Health Services		598.18
Los Angeles MTA, CA, Sales Tax Revenue Bonds		585.18
NJHMFA Multi-Family Housing Revenue Bonds		554.17
Energy Northwest Electric Revenue		545.17
Michigan State Building Authority		544.17
Metropolitan Washington Airport Authority		531.16
New York City, NY, Health and Hospital Corp		524.16
Miami-Dade County, FL, Aviation Revenue Miami Int’l Airport		514.16
Kansas DFA State Appropriation Bonds		513.16
New Jersey Economic Development Authority State Pension Funding		510.16
City of Philadelphia, Pennsylvania Gas Works Revenue		498.15
Commonwealth of Puerto Rico G.O.		495.15
City of Atlanta, Georgia, Hartsfield-Jackson Atlanta Airport		493.15
Chicago Public Schools, Illinois		473.15
State of Connecticut G.O.		466.14
Total		$34,597	10.62%

Financial Security Assurance Inc.

25 Largest Asset-Backed Exposures

as of December 31, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
International Super AAA Synthetic Residential MBS	$3,066.94%
International Super AAA Synthetic CDO		2,776.85
International Synthetic CDO		2,022.62
International Super AAA Synthetic CDO		1,852.57
International Synthetic CDO		1,716.53
Ameriquest Mortgage 2004-R8		1,637.50
International Super AAA Synthetic Residential MBS		1,629.50
International Super AAA Synthetic CDO		1,569.48
International Super AAA Synthetic CDO		1,552.48
US Super AAA Synthetic CDO		1,466.45
International Synthetic CDO		1,404.43
LBMLT Mortgage 2004-1		1,388.43
International Super AAA Synthetic CDO		1,384.43
U.S. Super AAA Synthetic CDO		1,312.40
International Synthetic CDO		1,243.38
US Super AAA Synthetic CDO		1,211.37
Ameriquest Mortgage 2004-R7		1,195.37
Long Beach Mortgage 2004-4		1,192.37
International Super AAA Synthetic CDO		1,187.36
International Super AAA Synthetic Residential MBS		1,149.35
International Super AAA Synthetic CDO		1,132.35
International Super AAA Synthetic CDO		1,129.35
International Super AAA Synthetic CDO		1,120.34
International Super AAA Synthetic CDO		1,082.33
International AAA Synthetic CDO		994.31

Total		$37,407	11.48%

“International” denotes a transaction with 20% or greater non-US collateral. “Super AAA” means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are current FSA internal ratings expressed in industry terms.

Financial Security Assurance Inc.

Asset-Backed Debt Service and Premiums (1) (2)

(dollars in millions)

Debt Service
(Principal and Interest)	Insured Debt Service			Portfolio	Ending Net
	Gross	Ceded	Net	Run Off(2)	Outstanding

4th Qtr. 2004	$8,550	$1,297	$7,253	$(23,765)	$140,523
3rd	32,180	3,819	28,361	(8,640)	157,035
2nd	9,459	460	8,999	(4,705)	137,314
1st	7,707	786	6,921	(7,641)	133,020

4th Qtr. 2003	5,503	619	4,884	(6,056)	133,740
3rd	8,822	1,340	7,482	(6,923)	134,912
2nd	6,279	1,444	4,835	(8,761)	134,353
1st	4,501	1,150	3,351	(6,757)	138,279

2004	57,896	6,362	51,534	(44,751)	140,523
2003	25,105	4,553	20,552	(28,497)	133,740
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388

Premiums (GAAP Basis)
	Premium Written			Ending Net Unearned Premium	Ending Net PV Premium(3)	Total
	Gross	Ceded	Net

4th Qtr. 2004	$68.5	$10.7	$57.8	$89.7	$611.9	$701.6
3rd	86.3	23.3	63.0	87.4	602.8	690.2
2nd	86.3	27.4	58.9	85.9	527.7	613.6
1st	68.8	18.6	50.2	87.2	528.4	615.6

4th Qtr. 2003	80.6	22.3	58.3	91.3	518.4	609.7
3rd	78.8	22.3	56.5	92.2	511.8	604.0
2nd	91.3	26.7	64.6	95.7	507.6	603.3
1st	67.5	20.0	47.5	88.6	522.6	611.2

2004	309.9	80.0	229.9	89.7	611.9	701.6
2003	318.2	91.3	226.9	91.3	518.4	609.7
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7

(1)   Amounts are statutory data for FSA as a separate company and therefore include amounts relating to FSA insured GICs issued by the GIC Subsidiaries, FSA Global investments insured by FSA and Canadian Global debt insured by FSA.

(2)   Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs. Runoff for fourth quarter 2004 includes decrease of $17 billion due to one-time excess-of-loss facultative reinsurance agreement.

(3)   This is a non-GAAP term.

Financial Security Assurance Inc.

Municipal Debt Service and Premiums

(dollars in millions)

Debt Service
(Principal and Interest)
	Insured Debt Service			Portfolio	Ending Net
	Gross	Ceded	Net	Run Off (1)	Outstanding

4th Qtr. 2004	$22,926	$7,056	$15,870	$(4,421)	$313,836
3rd	22,921	6,816	16,105	(5,021)	302,387
2nd	23,817	7,810	16,007	(6,409)	291,303
1st	18,493	5,657	12,836	(6,867)	281,705

4th Qtr. 2003	19,165	5,049	14,116	(4,512)	275,736
3rd	29,620	6,115	23,505	(8,210)	266,132
2nd	28,389	8,004	20,385	(3,258)	250,837
1st	18,477	3,277	15,200	(5,061)	233,710

2004	88,157	27,339	60,818	(22,718)	313,836
2003	95,651	22,445	73,206	(21,041)	275,736
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038

Premiums (GAAP Basis)
	Premium Written			Ending Net	Ending
				Unearned	Net PV
	Gross	Ceded	Net	Premium	Premium(2)	Total

4th Qtr. 2004	$139.7	$41.6	$98.1	$1,252.4	$115.4	$1,367.8
3rd	111.9	26.1	85.8	1,199.6	103.1	1,302.7
2nd	149.8	42.1	107.7	1,169.8	102.0	1,271.8
1st	120.7	54.4	66.3	1,103.6	88.0	1,191.6

4th Qtr. 2003	133.1	35.8	97.3	1,075.3	88.7	1,164.0
3rd	186.2	56.8	129.4	1,006.5	84.3	1,090.8
2nd	206.4	80.2	126.2	914.8	88.9	1,003.7
1st	62.1	17.4	44.7	816.1	79.0	895.1

2004	522.1	164.2	357.9	1,252.4	115.4	1,367.8
2003	587.8	190.2	397.6	1,075.3	88.7	1,164.0
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3

(1)   Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

(2)   This is a non-GAAP term.

Financial Security Assurance Inc.

Asset-Backed Net Debt Service and Net Premiums

Amortization and Ending Balances (1)

(dollars in millions)

Net Debt Service
	Scheduled
	Amortization	Outstanding

4th Qtr. 2004	—	$140,523

2005	$29,285	111,238
2006	27,975	83,263
2007	16,886	66,377
2008	17,765	48,612

2009-2013	41,276	7,336
2014-2018	4,466	2,870
2019-2023	1,324	1,546
2024+	1,546
Total	$140,523

Net Premiums
		Scheduled Premium Earnings
		From
		Unearned
	Unearned	Premium	From
	Premiums	Amortization	Installments	Total

4th Qtr. 2004	$89.7	—	—	—

2005	53.7	$36.0	$160.7	$196.7
2006	44.6	9.1	135.6	144.7
2007	36.7	7.9	88.1	96.0
2008	29.2	7.5	64.2	71.7

2009-2013	9.7	19.5	129.7	149.2
2014-2018	5.0	4.7	31.7	36.4
2019-2023	2.8	2.2	16.1	18.3
2024 +		2.8	19.4	22.2
Total		$89.7	$645.5	$735.2

(1)   Amounts are statutory data for FSA as a separate company and therefore include amounts relating to FSA-insured GICs issued by the GIC Subsidiaries, FSA Global investments insured by FSA and Canadian Global debt insured by FSA.

Financial Security Assurance Inc.

Municipal Net Debt Service and Net Premiums

Amortization and Ending Balances

(dollars in millions)

Net Debt Service
	Scheduled
	Amortization	Outstanding

4th Qtr. 2004	—	$313,836

2005	16,695	297,141
2006	16,508	280,633
2007	16,928	263,705
2008	17,197	246,508

2009-2013	81,256	165,252
2014-2018	66,594	98,658
2019-2023	48,624	50,034
2024+	50,034
Total	$313,836

Net Premiums
		Scheduled Premium Earnings
		From
		Unearned
	Unearned	Premium	From
	Premiums	Amortization	Installments	Total

4th Qtr. 2004	$1,252.4	—	—	—

2005	1,130.7	$121.7	$7.9	$129.6
2006	1,024.4	106.3	11.8	118.1
2007	926.6	97.8	11.5	109.3
2008	836.5	90.1	11.3	101.4

2009-2013	482.5	354.0	51.2	405.2
2014-2018	250.5	232.0	42.0	274.0
2019-2023	111.3	139.2	27.1	166.3
2024+		111.3	26.8	138.1
Total		$1,252.4	$189.6	$1,442.0

Corporate Headquarters

Financial Security Assurance Holdings Ltd.

350 Park Avenue

New York, New York 10022

(1)(212) 826-0100

Investor Relations Contact

Robert S. Tucker

Managing Director

(1)(212) 339-0861

rtucker@fsa.com

Corporate Communications Contact

Betsy Castenir

Managing Director

(1)(212) 339-3424

bcastenir@fsa.com

Internet

This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Quarterly Operating Supplement

December 31, 2004